Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of UnionBanCal Corporation on Form S-4 of our report dated January 28, 2003, incorporated by reference in Registration Statement No. 333-105042 of UnionBanCal Corporation on Form S-4 and appearing in the Annual Report on Form 10-K of Monterey Bay Bancorp, Inc. for the year ended December 31, 2002.

San Francisco, California
July 11, 2003